EXHIBIT 12.1
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)




                                                                                   NINE MONTHS
                                                                                     ENDING
                                                   AUG. 14, 2001 - JULY 1, 2001-  SEPTEMBER 30,
                                                   SEPT. 30, 2001  AUG. 13, 2001      2000
                                                   --------------- -------------  -------------
Fixed charges, as defined
  Interest charges                                 $        6,223  $     36,951   $     29,165
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis                    ---           ---            ---
                                                   --------------- -------------  -------------

      Total fixed charges                          $        6,223  $     36,951   $     29,165
                                                   =============== =============  =============

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, extraordinary item
    and cumulative effect                          $        8,861  $    111,669   $    116,878
  Fixed charges, above                                      6,223        36,951         29,165
  Less interest capitalized                                (4,235)      (10,349)       (17,213)
  Plus undistributed (earnings) loss of affiliates             (3)           16             28
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis                    ---           ---            ---
                                                   --------------- -------------  -------------
                                                   $       10,846  $    138,287   $    128,858
                                                   =============== =============  =============

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)                    1.7           3.7            4.4
                                                   =============== =============  =============




                                                                  YEAR ENDING DECEMBER 31,
                                                   ------------------------------------------------------
                                                      2000       1999       1998        1997       1996
                                                   ---------  ---------  ---------  ----------  ---------
Fixed charges, as defined
  Interest charges                                 $ 42,685   $ 38,231   $ 50,253   $  50,625   $ 43,884
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              ---        ---        ---         ---        ---
                                                   ---------  ---------  ----------  ---------  ---------

      Total fixed charges                          $ 42,685   $ 38,231   $  50,253   $ 50,625   $ 43,884
                                                   =========  =========  ==========  =========  =========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, extraordinary item
    and cumulative effect                          $136,726   $ 76,177   $(238,609)  $ 16,896   $ 20,945
  Fixed charges, above                               42,685     38,231      50,253     50,625     43,884
  Less interest capitalized                         (24,077)   (14,539)    (23,215)   (25,818)   (27,102)
  Plus undistributed (earnings) loss of affiliates       35         28         ---        ---       (118)
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              ---        ---         ---        ---        ---
                                                   ---------  ---------  ----------  ---------  ---------

                                                   $155,369   $ 99,897   $(211,571)  $ 41,703   $ 37,609
                                                   =========  =========  ==========  =========  =========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)              3.6        2.6         ---        0.8        0.9
                                                   =========  =========  ==========  =========  =========

____________________

(1) Earnings were inadequate to cover fixed charges for the years ended December 31, 1998, 1997 and 1996 by $261,824,000, $8,922,000 and $6,275,000, respectively.
(2) Earnings reflect nonrecurring writedowns and charges of $30,000,000 for January 1, 2001 through August 13, 2001, $18,477,000 for the nine months ended September 30, 2000, $55,119,000, $5,159,000, $348,064,000 and $46,153,000 for the
years  ended December 31, 2000, 1999, 1998 and 1996,
respectively. Nonrecurring gains from the sale of assets and other gains aggregated $442,000, $125,617,000,
$6,253,000 and $22,189,000 for the years ended December
31, 1999, 1998, 1997 and  1996,  respectively. The ratio
of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 1.7 for  August 14, 2001 through September 30, 2001, 4.6
for January 1, 2001 through August 13, 2001, 5.1 for
the nine months ended  September  30,  2000, 4.9,
2.7, 0.2, 0.7 and 1.4 for the years ended December
31, 2000, 1999, 1998, 1997 and 1996,
respectively.  Without nonrecurring items, earnings
would have been inadequate to cover fixed charges
for the years ended December  31,  1998  and  1997
by  $39,377,000  and  $15,175,000,  respectively.